UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 20, 2004

Chart Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11442	34-1712937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5885 Landerbrook Dr., Suite 205, Cleveland, Ohio	44124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(440) 753-1490

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 —Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 20, 2004, the Board of Directors of Chart Industries, Inc. (the “Board of Directors”) adopted the Chart Industries, Inc. 2004 Stock Option Plan for Outside Directors, a copy of which is attached hereto as Exhibit 10.1 (the “Directors’ Option Plan”). On the same date, the Board of Directors approved a stock option grant for 2,000 shares of Chart Industries, Inc. common stock, par value $.01 per share (the “Common Stock”), to each non-employee member of the Board of Directors at an exercise price of $43.05 per share under the Directors’ Option Plan. Each of the stock option grants is evidenced by a stock option agreement dated October 20, 2004 between Chart Industries, Inc. (the “Company”) and the non-employee Director, a form of which is attached hereto as Exhibit 10.2 (the “Form of Option Agreement”). The non-employee members of the Board of Directors are: William T. Allen; Oliver C. Ewald; Arthur S. Holmes; Michael P. Harmon; John F. McGovern; and Timothy J. White. Mr. Allen is a consultant to Oaktree Capital Management LLC (“Oaktree”), an affiliate of a significant stockholder of the Company, and Mr. Harmon is a Senior Vice President of Oaktree. Messrs. Ewald and White are Principal and Managing Director, respectively, at the Audax Group, an affiliate of a significant stockholder of the Company.

The following is a summary of the material features of the Directors’ Option Plan and related Form of Option Agreement, which is qualified in its entirety by reference to the Directors’ Option Plan and related Form of Option Agreement.

Purpose of the Directors’ Option Plan

The purpose of the Directors’ Option Plan is to provide additional incentive to those Directors of the Company who are not employees of the Company or any of its subsidiaries by encouraging them to acquire a new or an additional share ownership in the Company, with the goal of increasing their proprietary interest in the Company’s business, providing them with an increased personal interest in the Company’s continued success and progress, and recruiting and retaining highly competent individuals as Directors.

Administration of and Eligibility to Participate in the Directors’ Option Plan

The Board of Directors and its Compensation Committee (collectively, the “Committee”) is responsible for administering the Directors’ Option Plan. Only those Directors of the Company who are not employees of the Company or any of its subsidiaries (“Outside Directors”) are eligible to participate in the Directors’ Option Plan. The Committee may determine, in its sole discretion, the Outside Directors to whom options to purchase shares of Common Stock will be granted and the terms and conditions of such options, including, but not limited to, the number of shares of Common Stock subject to an option, the time or times at which options will be granted and the purchase price of each share of Common Stock subject to an option.

Shares Subject to the Directors’ Option Plan

The number of shares of Common Stock subject to awards that may be granted under the Directors’ Option Plan may not exceed 60,000 in the aggregate. Any shares of Common Stock subject to an option that is forfeited, terminated, or canceled without having been exercised will again be available for grant under the Directors’ Option Plan, without reducing the number of shares of Common Stock available for the grant of options under the Directors’ Option Plan. In order to prevent dilution resulting from any stock split, stock dividend or similar transaction, the Committee may, in its sole discretion, adjust, in any manner that it deems equitable, the number of shares of Common Stock subject to the Directors’ Option Plan and the number of shares subject to, and the exercise price of, outstanding options.

Terms of Options

General. Each option granted will be evidenced by an option instrument between the Company and the optionee in a form approved by the Committee. The option instruments will include terms relating to (a) the number of shares of Common Stock to which the option pertains, (b) the price at which such shares of Common Stock may be acquired upon the exercise of the option, (c) the conditions upon which the option will become exercisable and (d) additional terms and restrictions relating to the option. The per share exercise price of each option will be determined by the Committee and the term of options will not be longer than ten years after grant.

Terms of the Form of Option Agreement

The Form of Option Agreement, which is attached hereto as Exhibit 10.2, will evidence the options granted on October 20, 2004 and may be used for future grants under the Directors’ Option Plan, but the Committee may adopt other forms of option instruments for future grants. Stock options evidenced by option instruments are also subject to the general terms of the Directors’ Option Plan. The following is a summary of the specific terms of the Form of Option Agreement.

Vesting and Exercise; Term. Options granted to an Outside Director under the Form of Option Agreement will become fully vested and exercisable on the earliest of (a) the first anniversary of the date of grant, (b) his or her death while serving as a Director, (c) his or her removal as a Director without cause or (d) a Change in Control of the Company (as defined in the Directors’ Option Plan). An Outside Directors’ options may be exercised during his or her lifetime only by the Outside Director. The term of the stock options governed by the Form of Option Agreement is ten years from the date of grant, unless terminated earlier under the Directors’ Option Plan or as described below.

Termination of Directorship. Under the Form of Option Agreement, if the Outside Director ceases to serve as a member of the Board of Directors for any reason other than death, the Outside Director may exercise his or her unexercised stock option only to the extent such stock option was exercisable on the date his or her directorship ended. The exercisable stock options held by an Outside Director whose directorship ends for any reason other than death will terminate upon the earlier of (a) three months after the date the Outside Director ceased to be a member of the Board of Directors, or (b) the last day of the term of the Option. Under the Form of Option Agreement, if an Outside Director dies while serving on the Board of Directors, or within three months after having served on the Board of Directors, his or her stock option, to the extent vested and unexercised, may be exercised until the earlier to occur of either (i) the first anniversary of the date the Outside Director ceased to serve as a Director or (ii) the expiration of the stock option.

Restrictions on Transfer. Under the Form of Option Agreement, the stock option may not be transferred other than by will or the laws of descent and distributions. Additionally, at any time before a qualified public offering or Change in Control of the Company, the shares of Common Stock and any other capital stock or equity securities of the Company acquired by an Outside Director or his successor by virtue of the exercise of the stock option may only be transferred (a) pursuant to applicable laws, in the event of death or divorce, (b) among certain members of the transferor’s family, or (c) upon the approval of, and subject to the terms and conditions provided by, the Committee.

Adjustment upon a Change in Control of the Company

Generally, in the event of a Change in Control of the Company (as defined in the Directors’ Option Plan), the Committee, pursuant to the Directors’ Option Plan, may in its sole discretion (i) accelerate the exercisability of any stock options,(ii) cancel all outstanding stock options in exchange for the kind and amount of per share consideration, less the applicable stock option exercise price, receivable upon consummation of Change in Control transaction by holders of Common Stock, (iii) cause the Outside Director to have the right after the occurrence of a Change in Control and during the term of the stock option upon exercise thereof to receive the same purchase consideration; or (iv) take such other action as it deems appropriate to preserve the value of the stock option. Alternatively, the Committee may require any purchaser of the Company’s assets or stock to take any of the actions set forth above as such purchaser may determine to be appropriate or desirable.

Amendment and Termination of the Directors’ Option Plan

The Directors’ Option Plan will continue in effect until October 20, 2014, and stock options granted before that date may continue after that date. However, the Board of Directors may amend, suspend or terminate the Directors’ Option Plan at any time; provided that no action of the Board of Directors may result, without the approval of the Company’s stockholders, in making any change to the Directors’ Option Plan that requires the approval of the Company’s stockholders in order to comply with applicable law or any stock exchange rule applicable to the Company.

The Board of Directors may amend the terms of any option granted under the Directors’ Option Plan, but may not amend any outstanding option so as to impair the rights of the optionee without his or her consent.

Indemnification Agreement

On October 20, 2004, the Company entered into an indemnification agreement with John F. McGovern, a newly appointed Director to the Board of Directors as disclosed below. The terms of the indemnification agreement entered into between the Company and Mr. McGovern are identical to that those that the Company customarily enters into with its directors and officers, and the form of such agreement is incorporated herein by reference to Exhibit 10.8 to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2004 (the “Indemnification Agreement”). The Indemnification Agreement provides for additional indemnification protection beyond that provided by the Company’s Certificate of Incorporation and Bylaws, and provides that the Company, subject to certain exceptions, will indemnify the director or officer to the maximum extent then authorized or permitted by the provisions of the General Corporate Law of the State of Delaware. The foregoing summary of the material features of the Indemnification Agreement is qualified in its entirety by reference to the Indemnification Agreement.

Section 5 —Corporate Governance and Management

Item 5.02 Departure of Director; Appointment of Director.

(b) On October 20, 2004, Stephen A. Kaplan resigned as a Director of the Company.

(d) On October 20, 2004, the remaining members of the Board of Directors unanimously appointed John F. McGovern to fill the vacancy resulting from Mr. Kaplan’s resignation until the annual meeting of stockholders of the Company, and until his successor is elected and qualified.

Mr. McGovern is the Founder and a partner of Aurora Capital LLC, a private investment and consulting firm based in Atlanta, GA, since 1999. Prior to joining Aurora Capital, Mr. McGovern served in a number of positions of increasing responsibility at Georgia-Pacific Corporation from 1981-1999, including Executive Vice President/ Chief Financial Officer from 1994-1999. Previously, Mr. McGovern had been Vice President and Director, Forest Products and Package Division of Chase Manhattan Bank. He currently serves as director of Payless Shoesource, Inc. and Genetek, Inc., and as Trustee, Treasurer for the Board of Trustees and Chairman of the Finance and Audit Committees for the Morehouse School of Medicine. Mr. McGovern was formerly a director of Golden Bear, Inc., Seabulk International, Inc. and Forest2Market (a privately held company). Mr. McGovern served as a director and officer of ChannelLinx, Inc., which filed for bankruptcy protection subsequent to his resignation.

As previously disclosed in the Company’s Proxy Statement filed with the SEC on April 29, 2004, the Company entered into an Investor Rights Agreement, dated September 15, 2003 (the “Investor Rights Agreement”), with Audax Chart, LLC, OCM Principal Opportunities Fund II, L.P. and the other stockholder parties to the Investor Rights Agreement (the “Other Stockholders”). Under the Investor Rights Agreement, the Other Stockholders possess the right to designate one individual as a nominee for appointment or election to the Board of Directors. Mr. McGovern was designated as a nominee for appointment to the Board of Directors pursuant to the Investor Rights Agreement by the those Other Stockholders who hold a majority of the shares of Common Stock held by the Other Stockholders.

Mr. McGovern will serve as the chairman of the Audit Committee of the Board of Directors and will also serve as a member of the Compensation Committee of the Board of Directors. The Board of Directors has determined that Mr. McGovern is an audit committee financial expert, as defined under SEC rules. In connection with Mr. McGovern’s appointment, William T. Allen resigned from the Audit and Compensation Committees of the Board of Directors on October 20, 2004, but will continue to serve as Director.

Section 9 —Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Chart Industries, Inc. 2004 Stock Option Plan for Outside Directors

10.2	Form of Stock Option Agreement under 2004 Stock Option Plan for Outside Directors

10.3	Form of Indemnification Agreement, which is incorporated herein by reference to Exhibit 10.8 to the Company’s Annual Report on Form 10-K (Registration No. 001-11442), as filed with the Commission on March 30, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHART INDUSTRIES, INC.

Date October 26, 2004
	By:	/s/ Michael F. Biehl
Michael F. Biehl
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Chart Industries, Inc. 2004 Stock Option Plan for Outside Directors

10.2	Form of Stock Option Agreement under 2004 Stock Option Plan for Outside Directors

10.3	Form of Indemnification Agreement, which is incorporated herein by reference to Exhibit 10.8 to the Company’s Annual Report on Form 10-K (Registration No. 001-11442), as filed with the Commission on March 30, 2004

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